United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2019, Atlantic Union Bankshares Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that the Board of Directors (the “Board”) appointed Frank Russell Ellett as a director of the Company, effective August 21, 2019. Committee assignments for Mr. Ellett had not been determined as of the filing of the Original Form 8-K. This Current Report on Form 8-K/A amends the Original Form 8-K to disclose that on September 20, 2019, upon the recommendations of the Nominating and Corporate Governance Committee and the Chairman of the Board, the Board appointed Mr. Ellett to serve as a member of the Compensation Committee of the Board, with such service to be at the pleasure of the Board. The Board determined that Mr. Ellett meets all of the applicable requirements for service on the Compensation Committee.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: September 20, 2019	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President
and Chief Financial Officer